Exhibit 5.1

12531 High Bluff Drive Suite 200 San Diego California 92130-3588 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 www.mofo.com morrison & foerster llp

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July 15, 2025

Carlsmed, Inc.

1800 Aston Avenue, Suite 120

Carlsbad, CA 92008

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Carlsmed, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-288339), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 7,705,000 (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), including shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares, all of which Shares are to be sold by the Company pursuant to the proposed form of Underwriting Agreement among the Company and the representatives on behalf of the several underwriters named therein, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation, the Company’s Amended and Restated Certificate of Incorporation to be in effect prior to the offering of the Shares and filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”). In addition, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Carlsmed, Inc.
July 15, 2025
Page Two

Based upon the foregoing, we are of the opinion that following (i) the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and its becoming effective, (ii) the taking of any necessary corporate action by the Board of Directors of the Company, including action by any appropriate committee appointed thereof, to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares, (iii) execution and delivery by the Company of the Underwriting Agreement, (iv) effectiveness of the Registration Statement, (v) issuance of the Shares pursuant to the Underwriting Agreement, and (vi) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Morrison & Foerster LLP